Exhibit 99.1

Wave Life Sciences and Takeda Amend CNS Collaboration

Amendment to ongoing collaboration allows Wave to advance or partner CNS programs, including those using ADAR editing

Takeda option to co-develop and co-commercialize late-stage CNS programs, including clinical programs WVE-004 and

WVE-003, remains unchanged

CAMBRIDGE, Mass., October 18, 2021 – Wave Life Sciences Ltd. (Nasdaq: WVE), a clinical-stage genetic medicines company committed to delivering life-changing treatments for people battling devastating diseases, today announced an amendment to its ongoing collaboration with Takeda Pharmaceutical Company Limited, which immediately discontinues the discovery research component of the collaboration that provided Takeda with the right to license multiple preclinical programs for central nervous system (CNS) indications over a four-year research term. Under terms of the amendment, Takeda will pay Wave $22.5 million for collaboration-related research and preclinical expenses. The amendment announced today allows Wave to advance CNS programs independently or enter partnerships in the CNS field outside of the three specified targets, which are part of the ongoing late-stage collaboration between the companies.

The late-stage component of the original collaboration led by Wave remains unchanged, including Takeda’s option to co-develop and co-commercialize CNS therapies for three targets, C9orf72, HTT and ATXN3, including WVE-004 and WVE-003. WVE-004 and WVE-003 are currently being investigated in the ongoing Phase 1b/2a FOCUS-C9 clinical trial for the treatment of amyotrophic lateral sclerosis and frontotemporal dementia, and the ongoing Phase 1b/2a SELECT-HD clinical trial for the treatment of Huntington’s disease, respectively. Should Takeda opt in on any of these programs, Wave would receive an opt-in payment and would lead manufacturing and joint clinical co-development activities. Takeda would lead joint co-commercial activities in the United States and all commercial activities outside of the United States. Global costs and potential profits would be shared 50:50 and Wave would be eligible to receive development and commercial milestone payments.

“This amendment streamlines our existing collaboration with Takeda and immediately enables us to advance or partner early-stage CNS programs, outside of the C9orf72, HTT, and ATXN3 targets, and including those leveraging our ADAR editing capability,” said Paul Bolno, MD, MBA, President and Chief Executive Officer of Wave Life Sciences. “Over many years, the collaboration with Takeda has yielded value for Wave and the patients we aim to serve. We look forward to continuing the partnership as we advance our ongoing clinical programs.”

Wave’s cash runway remains unchanged. The company expects that its existing cash and cash equivalents, together with expected and committed cash from its existing collaboration, will enable the company to fund its operating and capital expenditure requirements into the second quarter of 2023.

About Wave Life Sciences

Wave Life Sciences (Nasdaq: WVE) is a clinical-stage genetic medicines company committed to delivering life-changing treatments for people battling devastating diseases. Wave aspires to develop best-in-class medicines across multiple therapeutic modalities using PRISM, the company’s proprietary discovery and drug development platform that enables the precise design, optimization and production of stereopure oligonucleotides. Driven by a resolute sense of urgency, the Wave team is targeting a broad range of genetically defined diseases so that patients and families may realize a brighter future. To find out more, please visit www.wavelifesciences.com and follow Wave on Twitter @WaveLifeSci.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the collaboration and license agreement between Wave and Takeda, including the current amendment and the terms and payment related thereto; the anticipated benefits of the amendment; and the anticipated duration of our cash runway. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release and actual results may differ materially from those indicated by these forward-looking statements as a result of these risks, uncertainties and important factors, including, without limitation, the risks and uncertainties described in the section entitled “Risk Factors” in Wave’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), as amended, and in other filings Wave makes with the SEC from time to time. Wave undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

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Investor Contact:

Kate Rausch

617-949-4827

krausch@wavelifesci.com

Media Contact:

Alicia Suter

617-949-4817

asuter@wavelifesci.com